Exhibit 99.3

                            ASSET PURCHASE AGREEMENT

          This Agreement is made and entered into as of this 31st day of July, 1995, by and between Carme International, Inc., a Delaware corporation ("BUYER") and Carme, Inc., a Nevada corporation ("SELLER").

                                    RECITALS

          WHEREAS, Seller is engaged in the business (the "BUSINESS") of manufacturing and selling health and beauty aids including without limitation those listed on Schedule A attached hereto (the "PRODUCTS") with its principal place of business located at 84 Galli Drive, Novato, California 94949;

          WHEREAS, Seller intends to file a petition under chapter 11, title 11 of the United States Code (the "BANKRUPTCY CODE") in order to reorganize its financial structure; and

          WHEREAS, Seller desires to sell to Buyer substantially all of Seller's assets related to the Business and Buyer desires to purchase said assets, all on the terms and subject to the conditions contained in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                           Purchase and Sale of Assets

          1.1. Purchased Assets. At Closing, Buyer shall purchase and Seller shall sell, transfer, assign and deliver to Buyer for the consideration and upon the terms and conditions hereinafter set forth, all assets of the Business, (the "PURCHASED ASSETS") not otherwise expressly excluded pursuant to Section 1.2 of this Agreement. The Purchased Assets shall include, but not be limited to, the following:

          (a) Those contracts and agreements with customers, suppliers and lessors of the Business and other third parties listed on Schedule 1.1(a) attached hereto (the "CONTRACTS"), and all of Seller's rights under the Contracts;

          (b) All products that are in all respects ready for distribution and sale, with the exception of final packaging for shipment (the "Finished Goods Inventories") of the Business that meet all of the following criteria:

          (i)  have been produced in the eighteen months prior to the Closing
               Date;

          (ii) are packaged in the most current packaging for such product; and

          (iii)  are the current formulation for such product; plus

     all raw materials, work-in-progress, samples, supplies and packaging related to the product lines included in such Finished Goods Inventory (the "Primary Inventory"); provided, however, that the Primary Inventory does not include any Finished Goods Inventories that are in greater quantities of each such Product than can reasonably be expected to be sold within the six month period following the Closing Date based on the sales of such product in the six month period immediately prior to the date of this Agreement plus 10% of such six-month sales, including all raw materials, work-in-progress, samples, supplies and packaging related to such Finished Goods Inventories;

          (c) All other inventories of the Business not included within the definition set forth in Section 1.1(b) above (the "Secondary Inventory");

          (d)  All customer files and all records of the Business;

          (e) All trademarks, trade names, trade styles and logos (and all goodwill associated therewith), registered or unregistered, and all applications and registrations therefor, including without limitation those listed on Schedule 1(e) hereto and all claims or causes of action of Seller against third parties relating to any of the foregoing;

          (f) All outstanding and uncollected accounts and notes receivable listed on Seller's Aged Receivables Report attached hereto as Schedule 1.1(f)(i) (the "ACCOUNTS RECEIVABLE"); but the Accounts Receivable do not include those accounts described on Schedule 1.1(f) (ii) attached hereto (the "Excluded Accounts Receivable");

          (g) All fixed assets and leasehold improvements (the "FIXED ASSETS"), including those listed on Schedule 1.1(g); and

          (h) All of Seller's trade secrets, including but not limited to the rights to the formulas to the Products.

          EXCEPT AS SPECIFICALLY PROVIDED IN ARTICLE III, SELLER IS SELLING THE PURCHASED ASSETS TO BUYER IN AS IS, WHERE IS CONDITION. ALL WARRANTIES, EXPRESS OR IMPLIED WITH RESPECT TO THE PURCHASED ASSETS AND THE BUSINESS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE EXPRESSLY DISCLAIMED.

          1.2. Excluded Assets.  The Excluded Assets are as follows:

          (a)  all cash on hand and in banks, cash equivalents and investments;

          (b) all avoidance actions, claims (and benefits arising therefrom) and litigation against third parties to the extent such actions, claims and litigation are not related directly to continuation of the Business; including, without limitation, actions, claims and litigations against: (i) Axel Kraft, its officers, shareholders, agents and representatives; and
     (ii) Seller's current and former officers, directors, shareholders, employees, agents and auditors;

          (c)  all tax refunds;

          (d)  Seller's rights under this Agreement;

          (e) Seller's corporate charter, minute and stock record books, and corporate seal;

          (f)  the Excluded Accounts Receivable;

          (g) Seller's executory contracts, except the Contracts and those other executory contracts assumed pursuant to Section 1.3 below; and

          (h)  Seller's rights under any insurance policies.

          1.3. Assumed Obligations. At Closing, Seller shall assign, and Buyer shall assume and agree to discharge in a timely fashion, all of Seller's liabilities and obligations arising under the Contracts. Further, Buyer shall agree to assume and discharge all obligations, whether arising by contract, course of dealing or otherwise, to customers of the Business with respect to the return of Products or credits for unsold merchandise. Buyer is expressly not assuming any other obligations or liabilities, whether accrued, absolute, contingent, matured, unmatured or other of Seller.

                                   ARTICLE II

                  Consideration, Manner of Payment and Closing

          2.1. Consideration. The purchase price consideration (the "PURCHASE PRICE") for the Purchased Assets is as follows:

          (a)  $2,000,000 for the items listed in Sections 1.1(a), (d), (e) and
     (h); plus

          (b) $300,000 for Seller's Fixed Assets (as defined in Section 1.1(g); plus

          (c) 87.5 percent of the face value of all Accounts Receivable on the Closing Date (the "RECEIVABLES VALUE"); plus

          (d) An amount equal to the aggregate sum of the product of each of the Agreed Values (as hereinafter defined) for the Primary Inventory multiplied by the respective inventory count on the Closing Date (the "PRIMARY INVENTORY VALUE"); plus

          (e) An amount equal to 25% of the aggregate sum of the product of each of the Agreed Values of the Secondary Inventory multiplied by the respective inventory count on the Closing Date, provided that such purchase price shall not exceed $50,000 (the "SECONDARY INVENTORY VALUE").

The Primary Inventory Value and Secondary Inventory Value are collectively referred to as the "INVENTORY VALUES".

"Agreed Value" shall mean the final value assigned by the parties to each item of Primary Inventory and Secondary Inventory as specified on Schedule 2.1, upon completion of the procedures set forth in this paragraph:

          (1) A preliminary version of Schedule 2.1 is attached to this Agreement;

          (2) Price Waterhouse LLP ("PW"), independent auditors, will determine promptly the values of each item of Primary Inventory and Secondary Inventory by: (i) the invoice price of each of the raw materials purchased in their normal production quantities, (ii) the standard cost of each of the finished goods and; (iii) the cost of each other inventory item;

          (3) Seller shall be entitled to have representatives present while PW is making its determination of such values and Seller shall assist PW in the determination of the values of the Primary Inventory and the Secondary Inventory;

          (4) PW will provide its report to Buyer and Buyer will provide Seller with a revised Schedule 2.1 based upon the report by PW (the "REVISED
     SCHEDULE 2.1") within 10 business days of the execution of this Agreement;

          (5) If Seller disputes any of the values on the Revised Schedule 2.1, then Seller will have 10 business days from receipt of the Revised Schedule
     2.1 to give written notice to Buyer, specifying those items on the Revised
     Schedule 2.1 whose value Seller disputes; and

          (6) Any non-disputed values on the Revised Schedule 2.1 shall become final Agreed Values and any disputed values on which Seller and Buyer are unable to agree shall be submitted to the Court for resolution.

Seller and Buyer agree that for purposes of Closing the: (i) the Receivables Value shall be estimated at that aggregate amount set forth on Seller's Aged Receivables Report attached hereto as Schedule 1.1(f)(i), less the Excluded Accounts Receivable listed on Schedule 1.1(f)(ii), and shall be adjusted at Closing as set forth in Section 2.3 below; (ii) the Inventory Values shall be calculated from the final Agreed Values determined as set forth above and adjusted at Closing as set forth in Section 2.3 below; and (iii) the Secondary Inventory Value shall not exceed $200,000.


          2.2. Payment of Consideration. At Closing, Buyer shall deliver to Michigan National Bank, by wire transfer, (i) $4,370,000 for immediate credit against Seller's account; plus (ii) $230,000 for deposit in escrow account with Michigan National Bank and shall be subject to the adjustment provisions set forth in Section 2.3 (the "ESCROW FUND").

          2.3.  Adjustment of Consideration.

          (a) Within ten business days from the Closing Date, Seller shall deliver to Buyer a report (the "PRELIMINARY REPORT") which shall list, as of Closing, (i) the Accounts Receivable and the Receivables Value, and (ii) the Inventory (based on a physical inventory thereof and prepared on an item-by-item basis) and the Inventory Values (collectively, the "PRELIMINARY VALUATION"). Buyer shall be entitled to be present during the physical inventory. Seller shall also deliver to Buyer copies of any supporting documentation used in the preparation of the Preliminary Report.


          (b) Buyer shall have ten business days from the date of delivery of the Preliminary Report (the "DISPUTE PERIOD") to determine whether Buyer agrees with the Preliminary Valuation. In the event that Buyer does not agree with the Preliminary Report, Buyer shall notify Seller within the Dispute Period, specifying the basis for the disagreement (a "DISPUTE NOTICE").
               (i) If no Dispute Notice is given, Buyer shall be deemed to have accepted the Preliminary Valuation.

               (ii) If a Dispute Notice is given, the parties shall attempt to resolve the matter. If they are unable to do so within five business days after delivery of a Dispute Notice, the items in dispute shall be promptly submitted to the Court, as defined below, for resolution.

          (c) Upon final determination of the Receivables Value and the Inventory Values (collectively, the "COMBINED VALUES"), Buyer shall pay to Michigan National Bank, for immediate credit to Seller's account, the amount by which the Combined Values exceeds the Estimated Value and the Escrow Fund shall be credited to Seller's account, or the amount by which the Estimated Value exceeds the Combined Values shall be refunded to Buyer from the Escrow Fund. Any such payment shall be made within five days after the Combined Values is determined either by the parties hereto or by the Court. Such payment obligation shall bear interest at the rate of eight percent (8%) per annum for the period from the Closing Date to the date of such payment.

          2.4. Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended, as shall be agreed prior to Closing.

          2.5. Closing. The transaction contemplated by this Agreement shall be consummated (the "CLOSING") at 9:00 a.m., at 84 Galli Drive, Novato, California 94949 or such other place as Seller and Buyer mutually agree, on the date (the CLOSING DATE") that is 10 days after approval of the United States Bankruptcy Court for the District of Delaware, or such other court of competent jurisdiction (the "COURT").

                                   ARTICLE III

                    Representations and Warranties of Seller

          Seller hereby represents and warrants to Buyer as of the date hereof as follows:

          3.1. Due Organization. Seller is a corporation validly existing and in good standing under the laws of Nevada with full power and authority to carry on the Business as it is now conducted.

          3.2. Authority. Except for the consent of the Court, Seller has all requisite power and authority, without the consent of any other person (except those which have been obtained), to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All actions required to be taken by Seller to permit the proper execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

          3.3. Valid and Binding Obligation.

          (a) This Agreement has been duly executed and delivered and, subject to the approval of the Court, constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles.

          (b) The sale of the Purchased Assets:

               (1) will not result in the creation of any lien or encumbrance of any kind on the Purchased Assets; and

               (2) is not prohibited by, does not violate or conflict with any provision of, and does not constitute a default under or a breach of:

                 (i)  Seller's Articles of Incorporation or bylaws;

                (ii) any contract, agreement or other instrument to which Seller is a party or by which Seller or any of the Purchased Assets is bound, except as to (A) Contracts for which a consent has been obtained; and (B) those contracts, agreements or other instruments whose conflicting provisions are not enforceable under Section 541(c) of the Bankruptcy Code;

               (iii) any order, writ, injunction, decree or judgment of a court or governmental agency; or

               (iv)  any law, rule or regulation applicable to Seller.

Except as to Court approval, no approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Seller of this Agreement or the consummation by Seller of the transactions contemplated hereby.

          3.4. Purchased Assets. Seller is the sole legal and equitable owner and has good and marketable title to all of the Purchased Assets, subject to a lien in favor of Michigan National Bank. None of such Purchased Assets (other than Inventory which may be subject to sales agreements with customers) are subject to (i) any contract of lease, license or sale or restriction on use or disposition (other than as provided by the Bankruptcy Code), or (ii) any security interest, pledge, lien or encumbrance. Seller is not a party to any agreement obligating it to pay royalties or license fees to third parties other than sales commission arrangements.

          3.5. Net Sales Information. The historical revenue data attached hereto on Schedule 3.5 is true and accurate in all material respects.

          3.6. Accounts Receivable. All accounts and notes receivable which constitute Accounts Receivable represent actual claims for goods delivered in the ordinary course of the Business of Seller and constitute valid and enforceable claims. SELLER MAKES NO REPRESENTATION AS TO THE COLLECTABILITY OF ANY ACCOUNT OR NOTE CONSTITUTING AN ACCOUNT RECEIVABLE AND DISCLAIMS ANY LIABILITY WITH RESPECT TO THE COLLECTION OF THE ACCOUNTS RECEIVABLE.

          3.7. Contracts. Seller has provided Buyer with copies of all material Contracts, licenses and agreements to which Seller is a party.

          3.8. Litigation. Schedule 3.8 lists all pending litigation to which Seller is a party, all threatened litigation to which Seller may become a party and written claims against Seller of which Seller is aware as of Closing.

          3.9. Fixed Assets. Schedule 1.1(g) contains a complete listing of those items constituting Fixed Assets which are individually valued in excess of $1,000.

          3.10. Environmental Matters. Except as set forth in Schedule 3.10, the Seller hereby represents and warrants as of Closing that to the best of Seller's knowledge: (i) the Seller has substantially complied with all Environmental Laws with respect to Seller's operations and any transportation, transfer, recycling, storage, use, treatment, manufacture of, or any other activity involving Hazardous Materials or any product containing a Hazardous Materials ("Hazardous Material Activities"); (ii) the Seller has not exposed any person to a Hazardous Material in a manner which has caused an adverse health effect to said person; (iii) no Hazardous Material is present in violation of Environmental Laws at Seller's facilities, located at 84 and 60 Galli Drive, Novato, California (the "Facilities"); (iv) Seller holds all approvals, permits, licenses, clearances or consents required to be obtained from any private person or any governmental authority with respect to Seller's Hazardous Material Activities as currently conducted ("Environmental Permits") and all such Environmental Permits are valid, in full force and effect, and will survive Closing without modification provided that the permits are by law transferrable and Buyer complies with all requirements for transferring environmental permits in full force and effect; and (v) no circumstances exist which will cause the Permits to be revoked or otherwise invalidated after the closing provided that the Permits are by law transferrable and Buyer complies with all requirements for transferring environmental permits in full force and effect; (vi) Seller has delivered to Buyer or made available for inspections by Buyer all records concerning the Hazardous Material Activities and all environmental audits and environmental assessments of the Facilities conducted at Seller's request.

          For purposes of this Agreement, "Hazardous Material" or "Hazardous Materials" means any material or substance that is now or hereafter prohibited or regulated by any environmental law or that is now or hereafter designated by any governmental authority to be radioactive, toxic or hazardous or otherwise a danger to the environment; including, without limitation, (i) oil and petroleum products, (ii) explosives, (iii) radioactive substances and materials, (iv) hazardous, ultra-hazardous or toxic substances or wastes, (v) asbestos, (vi) urea formaldehyde, (vii) polychlorinated biphenyls and transformers or other equipment which contain fluid containing polychlorinated biphenyls, (viii) radon gas, and (ix) all chemicals, materials or substances now or hereafter defined or included in the definition of "hazardous substance", "hazardous waste", "hazardous material", "toxic substance", "pollutant", or words of similar impact, under any Law as now or hereafter amended, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as now or hereafter amended ("CERCLA"), the Hazardous Materials Transportation Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Clean Air Act, the Montreal Protocol, the Carpenter-Presley-Tanner Hazardous Substance Account Act, the Porter-Cologne Water Quality Control Act, and similar Laws, whether or not more strict in the application, now or hereafter enacted. For purposes of this Agreement, "Environmental Laws" means all laws, rules, regulations, guidelines, orders, treaties, statutes, and codes promulgated by any governmental authority which prohibits, regulates or controls any Hazardous Material or any Hazardous Material Activity.


                                   ARTICLE IV

                     Representations and Warranties of Buyer

          Buyer hereby represents and warrants to Seller as of the date hereof as follows:

          4.1. Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full power and authority to carry on the business in which it is engaged.


          4.2. Authority. Buyer has all requisite power and authority, without the consent of any other person (except those which have been obtained), to execute and deliver this Agreement and to carry out the transactions contemplated hereby. All actions required to be taken by Buyer to permit the proper execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and properly taken.

          4.3. Valid and Binding Obligation.

          (a) This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally and by general equitable principles.

          (b) No approval, authorization, consent or other order or action of or filing with any court, administrative agency or other governmental authority is required for the execution and delivery by Buyer of this Agreement or the consummation by Buyer of the transaction contemplated hereby.

                                    ARTICLE V

                       Additional Covenants and Agreements

          5.1. Access to Records. Buyer shall acquire the books and records relating to the Business (other than permanent records required for tax and accounting purposes); provided, however, that each party shall have reasonable access to the books and records retained by the other party and its agents or affiliates.

          5.2. Access to Employees. Buyer shall authorize and direct its employees to provide such reasonable assistance to Seller following Closing as is necessary for Seller to consummate the transactions contemplated by this Agreement, including, but not limited to, Seller's final accounting.

                                   ARTICLE VI

                            Conduct Prior to Closing

          6.1. Seller's Obligations. The following are Seller's obligations pending Closing:

          (a) Seller shall give to Buyer's officers, employees, attorneys, consultants, accountants and lenders reasonable access during normal business hours to all of the properties, books, contracts, documents, records and personnel of Seller and shall furnish to Buyer such information as Buyer may at any time and from time to time reasonably request; and

          (b) Seller shall use all reasonable efforts to conduct the Business on a going concern basis.

          6.2. Buyer's Obligations. The following are Buyer's obligations pending Closing:

          (a) Buyer shall continue to be bound by its obligations pursuant to that certain Confidentiality Agreement by and between the parties hereto.

          6.3. Joint Obligations. The following shall apply with equal force to Seller and Buyer:

          (a) Seller and Buyer shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate the transaction contemplated hereby as soon as practicable, subject to Seller's fiduciary duties, including duties as a debtor in possession.

          (b) Each party shall promptly give the other party written notice of the existence or occurrence of any condition which would make any representation or warranty herein contained of either party untrue or which might reasonably be expected to prevent the consummation of the transaction contemplated hereby.

          6.4. Bankruptcy Case. Promptly following the execution of the Agreement, Seller shall file with the Court a voluntary petition under Chapter 11 of the Bankruptcy Code which shall commence a bankruptcy case (the "BANKRUPTCY CASE"). Seller shall request the Court in the Bankruptcy Case to approve Seller's assumption and performance of this Agreement.


                                   ARTICLE VII

                              Conditions to Closing

          7.1. Conditions to Seller's Obligations. The obligation of Seller to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Seller's option, be terminated pursuant to and with the effect set forth in Article IX:

          (a) Each and every representation and warranty made by Buyer shall be true and correct in all material respects as if originally made on and as of the Closing Date;

          (b) All obligations of Buyer to be performed hereunder through, and including on, the Closing Date shall have been performed;

          (c)  Approval of this Agreement by the Court; and

          (d) No suit, proceeding or investigation shall have been commenced by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby which is not disposed of by the Order.

          7.2. Conditions to Buyer's Obligations. The obligation of Buyer to consummate the transaction contemplated hereby is subject to the fulfillment of all of the following conditions on or prior to the Closing Date, upon the non-fulfillment of any of which this Agreement may, at Buyer's option, be terminated pursuant to and with the effect set forth in Article IX:

          (a) Each and every representation and warranty made by Seller shall be true and correct in all material respects as if originally made on and as of the Closing Date;

          (b) All obligations of Seller to be performed hereunder through, and including on, the Closing Date shall have been performed;

          (c) The Court shall have entered an order (the "ORDER") in the Bankruptcy Case authorizing the purchase and sale of the Purchased Assets under this Agreement, upon the terms and conditions set forth in this Agreement, and otherwise free and clear of: (i) all liens, title claims, encumbrances and security interests; (ii) all contracts, agreements and employment agreements, other than the Contracts; and
     (iii) all obligations and liabilities. The Order shall contain a finding of fact that Buyer is making its purchase in good faith within the meaning of Section 363(m) of the Bankruptcy Code. No stay of the Order shall have been issued by the Court or any other court. As of the Closing Date, the Order shall not have been modified, amended, dissolved, revoked or rescinded in any way materially adverse to the Buyer; and

          (d) No suit, proceeding or investigation shall have been commenced by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transaction contemplated hereby which is not disposed of by the Order.


                                  ARTICLE VIII

                                     Closing

          8.1. Form of Documents. At Closing, the parties shall deliver the documents, and shall perform the acts, which are set forth in this Article VIII.

          8.2. Buyer's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.2 of this Agreement, Buyer shall execute and/or deliver to Seller all of the following:

          (a)  the Purchase Price;

          (b) a certified copy of Buyer's Certificate of Incorporation and By-laws;

          (c) a certificate of good standing of Buyer, issued not earlier than ten days prior to the Closing Date by the Secretary of State of Delaware;

          (d) an incumbency and specimen signature certificate with respect to the officers of Buyer executing this Agreement and all agreements contemplated hereby and on behalf of Buyer;

          (e) an agreement of assumption of all liabilities and obligations to be assumed by Buyer as provided herein, in a form reasonably acceptable to all parties;

          (f) a certified copy of resolutions of Buyer's board of directors, authorizing the execution, delivery and performance of this Agreement and all agreements contemplated hereby; and

          (g) a closing certificate executed by Buyer, pursuant to which Buyer represents and warrants to Seller that Buyer's representations and warranties to Seller are true and correct in all material respects as of the Closing Date as if then originally made, that all covenants required by the terms hereof to be performed by Buyer on or before the Closing Date, to the extent not waived by Seller in writing, have been so performed, and that all documents to be executed and delivered by Buyer at Closing have been executed by duly authorized officers of Buyer.

     8.3. Seller's Deliveries. Subject to the fulfillment or waiver of the conditions set forth in Section 7.1 hereof, Seller shall deliver to Buyer physical possession of all tangible Purchased Assets, and shall execute and/or deliver or cause to be executed and/or delivered to Buyer all of the following:

          (a) certified copies of Seller's Articles of Incorporation and Bylaws;

          (b) certificates of good standing of Seller, issued not earlier than ten days prior to the Closing Date by the Secretary of State of Nevada;

          (c) an incumbency and specimen signature certificate with respect to the officers of Seller executing this Agreement and all documents contemplated hereby;

          (d) a certified copy of resolutions of Seller's board of directors and stockholders, authorizing the execution, delivery and performance of this Agreement and all documents contemplated hereby;

          (e) a bill of sale, executed by Seller, conveying all of the Purchased Assets to Buyer, in a form reasonably acceptable to all parties;

          (f) a closing certificate duly executed by Seller, pursuant to which Seller represents and warrants to Buyer that Seller's representations and warranties to Buyer are true and correct in all material respects as of the Closing Date as if then originally made, that all covenants required by the terms hereof to be performed by Seller on or before the Closing Date, to the extent not waived by Buyer in writing, have been so performed, and that all documents to be executed and delivered by Seller at Closing have been executed by duly authorized officers of Seller;

          (g)  a certified copy of the Order;

          (h) an amendment to Seller's Articles of Incorporation whereby Seller changes its name to a name that is not similar to "Carme, Inc.";

          (i) trademark assignments for all trademarks constituting a part of the Purchased Assets, in a form suitable for recording and reasonably acceptable to all parties; and

          (j) an index of all trade secrets and computer files containing said trade secrets.


                                   ARTICLE IX

                                   Termination

     9.1. Right to Terminate. This Agreement and the transaction contemplated hereby may be terminated by either of the parties to this Agreement if the Court shall not have issued the Order at or before August 31, 1995; provided, however, that the right to terminate this Agreement under this Section 9.1 shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of Closing to occur.

     9.2. Certain Effects of Termination. In the event of the termination of this Agreement by either Seller or Buyer as provided in Section 9.1, each party, if so requested by the other party, will promptly return every document furnished to it by the other party (or its subsidiary, division, associate or affiliate) in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and others to whom such documents were furnished to promptly return such documents and any copies thereof.
This Section 9.2 shall survive any termination of this Agreement.

     9.3. Reimbursement of Expenses. If this Agreement has not been terminated pursuant to Section 9.1 or there is a failure of a material condition and the Purchased Assets are sold to another buyer, Buyer shall be paid from the initial proceeds of such sale an amount equal to the fees and expenses expended by Buyer in connection with the negotiation and performance of this Agreement (including without limitation, all accounting and legal fees), but such amount shall not exceed $100,000. Buyer and Seller agree that this is reasonable, considering all of the circumstances existing on the date of this Agreement.


                                    ARTICLE X

                                  Miscellaneous

          10.1. Expenses; Taxes. Buyer and Seller shall each bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement. Buyer shall pay all sales, use and transfer taxes with respect to the transfer of the Purchased Assets.

          10.2. Publicity. Neither Buyer nor Seller shall issue any press release or public announcement of any kind concerning the transactions contemplated by this Agreement without the prior written consent of the other party, except with respect to disclosures which either party is advised by counsel are appropriate under applicable laws, and as to which each party will consult with the other.

          10.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, commercial overnight courier (such as Express Mail, Federal Express, etc.) with written verification of receipt or by telecopy. A notice shall be deemed given: (a) when delivered by personal delivery (as evidenced by the receipt); (b) five days after deposit in the mail if sent by registered or certified mail; (c) one (1) day after having been sent by commercial overnight courier as evidenced by the written verification of receipt; or (d) on the date of confirmation if telecopied.

          (a)  If to Buyer:

                    Carme International, Inc.
                    23 Palace Street
                    London SW155HW
                    Attention: Paul A. Logan
                    Telecopy:  011-44-171-828-8081

               With a copy to:

                    Wilson, Sonsini, Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, California  94304-1050
                    Attention: Henry P. Massey, Jr., Esq.
                    Telecopy:  (415) 493-6811

          (b)  If to Seller:

                    c/o International Research and
                      Development Corporation
                    500 North Main Street
                    Mattawan, Michigan 49071
                    Attention: President
                    Telecopy:  (616) 668-4151

               With a copy to:

                    McDermott, Will & Emery
                    227 West Monroe Street
                    Chicago, Illinois  60606
                    Attention: Lewis S. Rosenbloom, Esq.
                    Telecopy:  (312) 984-3651

Either party may change its address for receiving notice by written notice given to the other party.

          10.4. Benefit and Assignment. All of the terms and provisions of this Agreement shall bind and benefit, and be enforceable by, the successors and assigns of the parties hereto.

          10.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes any previous written or oral agreements or understandings in connection therewith.

          10.6. Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions hereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          10.7. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.8. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          10.9. Governing Law. This Agreement is made pursuant to, and shall be governed by, the internal substantive laws of the State of Delaware.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf all as of the date first written above.

                              CARME INTERNATIONAL, INC.



                              By:  /s/ Gerlof Homan

                                 Name:  GERLOF HOMAN

                                 Title:  PRESIDENT & CEO



                              CARME, INC.



                              By:  /s/ Michael A. Feder
                                   Chairman of the Board
                                           and
                                   Chief Executive Officer